UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: December 1, 2010
(Date of earliest event reported)

UAGH, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-28559	36-4408076
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

16625 Dove Canyon Rd, #102-331,San Diego, CA
(Address of Principal Executive Offices)

(801) 295-3400
(Registrant’s telephone number including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01

CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Effective November 29, 2010, Mantyla McReynolds LLC, resigned as the independent registered public accounting firm of UAGH, Inc (the "Company").

No report issued by Mantyla McReynolds LLC on the financial statements for either of the past two (2) years contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles, except for a going concern opinion expressing substantial doubt about the ability of us to continue as a going concern.

During our two fiscal years ended June 30, 2010 and 2009 there were no disagreements with Mantyla McReynolds, LLC on any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure. There were no reportable events, as described in Item 304(a)(1)(v) of Regulation S-K, during the two fiscal years ended June 30, 2010 and 2009.

On December 1, 2010 the Company engaged Michael J. Larsen, Certified Public Accountant, as our independent registered accounting firm. The decision to engage Michael J. Larsen was approved by our board of directors and during the two most recent fiscal years ended June 30, 2010 and 2009, and through the date of engagement, neither we nor anyone on our behalf consulted with Michael J. Larsen regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that Michael J. Larsen concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or a reportable event.

We provided a copy of this Current Report on Form 8-K to Mantyla McReynolds LLC prior to filing this report and we requested that Mantyla McReynolds LLC furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made in this report. Mantyla McReynolds LLC has furnished the requested letter and it is attached as Exhibit 16.1.

Item 9.01

Financial Statements and Exhibits

16.1

Letter to SEC from Mantyla McReynolds, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UAGH, Inc.

DATE: December 1, 2010

By: /s/ Jeff D. Jenson

Jeff D. Jenson, President

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